UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 24, 2024

Bakhu Holdings, Corp.

(Exact name of Company as specified in its charter)

Nevada	000-55862	26-0510649
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
One World Trade Center, Suite 130 Long Beach, CA 90831 (Address of Principal Executive Offices) (310) 891-1959 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), regarding us and our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

ADDITIONAL INFORMATION

You are urged to read this Current Report carefully. This Current Report is not all-inclusive and does not contain all the information that you may desire in evaluating the Company. You must conduct and rely on your own evaluation of the Company, including the merits and risks involved in making a decision to invest in our stock. No representations or warranties of any kind are intended nor should any be inferred with respect to the economic viability of the Company or with respect to any benefits, which may accrue as a result of an investment in the Company. The Company does not in any way represent, guarantee or warrant an economic gain or profit with regard to our business. We do not in any way represent or warrant the advisability of investing in our stock. Any projections, forecasts, or other forward-looking statements or opinions contained in this Current Report constitute estimates by us based upon sources deemed to be reliable, but the accuracy of this information is not guaranteed nor should you consider the information all-inclusive.

As used in this Current Report and unless otherwise indicated, the terms “we,” “us,” “our,” the “Company,” and “Bakhu” refer to Bakhu Holdings, Corp.

Item 4.01Changes in Registrant’s Certifying Accountant

Resignation of Independent Registered Public Accounting Firm

On July 25, 2024, Michael T. Studer COA PC (“Studer”), our independent registered public accounting firm, advised the Company, that due to a pending inquiry by the Public Company Accounting Oversight Board (“PCAOB”) on matters unrelated to Bakhu, and the uncertainty of the outcome of such inquiry, that Studer could not serve as Bakhu’s independent registered public accounting firm for the year ended July 31, 2024.

The report of Studer on our consolidated financial statements for the years ended July 31, 2023, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except to indicate that there is substantial doubt as to our ability to continue as a going concern.

Since his appointment on December 7, 2022 and through the July 25, 2024, there were no disagreements with Studer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Studer, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the consolidated financial statements for such years. During the fiscal year ended July 31, 2023, and through July 25, 2024, there have been no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

As of the date of this Current Report, the Company has not engaged a new independent registered public accounting firm to audit the Company’s financial statements for the year ended July 31, 2024.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On October 21, 2024, Kimberly Tanami tendered her resignation as a member of the Board of Directors of the Company, in order to dedicate her full time attention, as CEO to HPI Canna.

Item 8.01Other Events

Inability to timely file Annual Report.

As stated in Item 4.01 above, on July 25, 2024 the Company’s independent registered public accounting firm, advised the Company, advised the Company that he could not serve as the Company’s independent registered public accounting firm for the year ended July 31, 2024, due to a pending inquiry by the Public Company Accounting Oversight Board (“PCAOB”) on matters unrelated to Bakhu.

As of the date of this Current Report, the Company has not engaged a new independent registered public accounting firm, and until such time as the Company has engaged a new independent registered public accounting firm, the Company will not be able to complete the requisite audit and will not be able to timely file its Annual Report on Form 10-K for the year ended July 31, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKHU HOLDINGS, CORP.

Date: October 25, 2024	/s/ Teddy C. Scott
By: Teddy C. Scott Its: President and Chief Executive Officer (Principal Executive Officer)